SCHEDULE 14A INFORMATION

Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EQUUS TOTAL RETURN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of the 2012

Annual Meeting of Stockholders

Meeting Date:	June 26, 2012
Meeting Time:	10:00 a.m., EDT
Location:	Goodwin Procter LLP The New York Times Building 26th Floor 620 Eighth Avenue New York, NY 10018

Purpose of the Meeting

•	To elect 9 directors, each for a term of one year;
•	To ratify the appointment of UHY LLP as the Fund’s independent auditor for fiscal year ending December 31, 2012;
•	To approve, on a non-binding advisory basis, the compensation paid to the Fund’s named executive officers in 2011;
•	To consider two shareholder proposals, if properly presented at the annual meeting; and
•	To transact such other business as may properly come before the annual meeting.

Voting

All holders of record of shares of the Fund’s common stock (NYSE: EQS) at the close of business on May 23, 2012 (the “Record Date”), or their legal proxy holders, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy online, by phone, or by mail. For specific instructions, please refer to the Questions and Answers in this proxy statement and the instructions on the proxy card.

We are distributing this proxy statement and proxy form to stockholders on or about May 31, 2012.

By order of the Board of Directors,

JOHN A. HARDY

Chief Executive Officer

April 30, 2012

Houston, Texas

Important Notice Regarding the Availability of Proxy Materials

for the Fund’s Annual Meeting of Stockholders to be held on June 26, 2012

This proxy statement, proxy card and the Fund’s Annual Report to Stockholders for the fiscal year ended December 31, 2011 are available free of charge at the following website: http://www.equuscap.com/investor_reports.htm or by calling Georgeson, Inc., our proxy solicitor, at (866) 741-9588.

EIGHT GREENWAY PLAZA

SUITE 930

HOUSTON, TX 77046

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EQUUS TOTAL RETURN, INC.

Eight Greenway Plaza

Suite 930

Houston, Texas 77046

PROXY STATEMENT

_______________

This proxy statement contains information relating to the annual meeting of Equus Total Return, Inc. (“EQS” or the “Fund”). The annual meeting of stockholders (the “Meeting”) or any postponement or adjournment thereof will be held on June 26, 2012, beginning at 10:00 a.m., Eastern Daylight Time, at Goodwin Procter LLP, The New York Times Building, 26th Floor, 620 Eighth Avenue, New York, NY 10018. The Board of Directors is sending stockholders this proxy statement to solicit proxies to be voted at the annual meeting. It is being mailed to stockholders on or about May 31, 2012.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, stockholders will be asked to elect Fund directors (see Proposal 1), ratify the selection of the Fund’s independent registered public accounting firm (see Proposal 2), and approve, on a non-binding advisory basis, compensation paid to the Fund’s named executive officers in 2011 (see Proposal 3). In addition, if properly presented at the meeting, there are two proposals put forward by shareholders that the Fund is required to include — a vote on whether the Board of Directors should propose a special meeting of Equus shareholders to consider and vote on a Plan of Liquidation of the Fund (see Proposal 4), and a vote on whether the Fund should retain an outside firm to conduct a review of the Fund and make recommendations on how to improve Fund performance (see Proposal 5).

Who is entitled to vote at the Meeting?

If you owned shares of the Fund on the Record Date, you are entitled to receive notice of and to participate in the Meeting. A list of stockholders on the Record Date will be available for inspection at the Fund’s office at Eight Greenway Plaza, Suite 930, Houston, Texas 77046 for ten days before the Meeting.

What are the voting rights of holders of the Fund’s common stock?

You may cast one vote per share of the Fund’s common stock that you held on the Record Date on each proposal considered at the Meeting. These shares are: (a) held directly in your name as the stockholder of record or (b) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of the Fund hold their shares in “street name” through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions in how Fund shares are held.

Stockholder of Record. If your shares are registered directly in your name with the Fund’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record; therefore, these proxy materials are being sent directly to you by the Fund. As the stockholder of record, you have the right to vote in person at the Meeting, or to grant your voting proxy directly to the Fund. You may vote online, by phone, or by mail.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Your broker or nominee, who is considered the stockholder of record with respect to those shares, has forwarded these proxy materials to you. As the beneficial owner, you have the right to provide your broker with instructions on how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting (unless you have a signed proxy from the record holder, as described below). Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Broker Discretionary Voting. New York Stock Exchange (“NYSE”) rules permit a broker member to vote on certain “routine” matters, including the ratification of auditors, without instructions from the beneficial owner of the shares. The election of directors and the non-binding votes concerning the other three matters ((i)-compensation of the Fund’s named executive officers, (ii)-a vote concerning whether the Board should propose a special shareholder meeting to consider and

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vote on a Plan of Liquidation, and (iii)-a vote on whether the Fund should retain an outside firm to conduct a review of the Fund and make recommendations on how to improve Fund performance) are considered non-routine; therefore, brokers are not permitted to vote in respect of these matters without instructions from the beneficial owners. If you hold your stock in street name and you do not instruct your broker how to vote in the election of directors and these three proposals described in more detail herein, no votes will be cast on your behalf. Therefore, it is important that you cast your vote if you want it to count in respect of these matters.

What constitutes a quorum?

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the Record Date, or 5,280,823 shares, will constitute a quorum. As of the Record Date, 10,561,646 shares of the Fund’s common stock, representing the same number of votes, were outstanding.

If there are not enough votes for a quorum or to approve a proposal at the Meeting, the stockholders who are represented in person or by proxy may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

What are the Board’s recommendations?

The Board recommends a vote “For” the election of the nominated slate of directors (see Proposal 1), “For” the ratification of the appointment of UHY LLP (“UHY”) as the Fund’s independent registered public accounting firm (see Proposal 2), “For” the approval, on a non-binding advisory basis, of compensation paid to the Fund’s named executive officers in 2011 (see Proposal 3), “Against” whether the Board of Directors should propose a special meeting of the Equus shareholders to consider and vote on a Plan of Liquidation (see Proposal 4), and “Against” whether the Fund should retain an independent firm to conduct a review of the Fund and make recommendations on how to improve Fund performance (see Proposal 5). Unless you give other instructions in your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve the proposals?

Election of Directors. A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Ratification of Public Accounting Firm. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to ratify the selection of the public accounting firm. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may vote uninstructed shares held in street name for this proposal, and their votes will count as present for quorum purposes.

Non-Binding Advisory Vote Approving Executive Compensation in 2011. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve, on a non-binding advisory basis, compensation paid to the Fund’s named executive officers in 2011. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Vote Concerning Whether the Board Should Propose a Special Shareholder Meeting to Consider and Vote on a Plan of Liquidation. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve a proposal that the Board propose a special meeting of the Equus shareholders to consider and vote on a Plan of Liquidation of the Fund. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Vote Concerning Whether the Fund Should Retain an Independent Firm to Conduct a Review of the Fund and Make Recommendations on How to Improve Fund Performance. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve a proposal that the Fund retain an independent firm to conduct a review of the Fund and make recommendations on how to improve Fund performance. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

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How are votes counted?

In the election of directors, you may vote “For” all of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. To ratify the selection of the independent auditor, you may vote “For” the ratification, “Against,” or you may “Abstain.” To cast your vote concerning the remaining three proposals – (i) the non-binding approval of compensation paid to the Fund’s executive officers in 2011, (ii) whether the Board should propose a special shareholder meeting to consider and vote on a Plan of Liquidation of the Fund, or (iii) whether the Fund should retain an independent firm to review the Fund and make recommendations on how to improve Fund performance – you may also vote “For” or “Against” any or all of the proposals, or you may “Abstain” from voting in respect of any or all of them. If you execute your proxy or provide broker voting instructions without specifying further your preference as to the nominees, your shares will be voted in accordance with the recommendations of the Board.

Who can attend the Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid identification. Cameras, recording devices, and other electronic devices will not be permitted at the Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

How can I vote my shares in person at the Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you choose to do so, please bring proof of identification. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting by granting your voting proxy to the Fund (if you are the stockholder of record) or by providing voting instructions to your broker or nominee (if you hold shares beneficially in street name). You may vote online, by phone, or by mail. Please refer to the enclosed voting instruction card for details.

Can I change my vote after I execute my proxy?

Yes. You may change your proxy instructions at any time prior to the vote at the Meeting. You may accomplish this by granting a new proxy or new broker voting instructions at a later date (which automatically revokes the earlier proxy instructions) or by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What does it mean if I receive more than one notice of the Meeting?

It means your shares are registered differently or are in more than one account. Please grant a voting proxy and/or provide voting instructions for all accounts that you hold.

Where can I find the voting results of the Meeting?

We will publish final results of the Meeting in a Fund Form 8-K within four business days after the day on which the Meeting ended.

Who can I call if I have a question?

If you have any questions about this proxy statement, please call our proxy solicitor, Georgeson, Inc. toll-free at 1-866-741-9588.

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STOCK OWNERSHIP

Who are the largest owners of the Fund’s stock?

Based on a review of filings with the SEC and other records of the Fund, the Fund is aware of five beneficial owners of more than 5% of the outstanding shares of the Fund’s common stock: (i) Sam and Paula Douglass and certain trusts directed by them; (ii) Mobiquity Investments Limited and Versatile Systems Inc.; (iii) Philip Goldstein, Andrew Dakos, Bulldog Investments and Brooklyn Capital Management; (iv) Khan Investments Ltd. and Christian Kruppa; and (iv) Kekovia Enterprises Company Limited and Gabriel Lahyani.

How much stock do the Fund’s directors and executive officers own?

The following table shows the amount of the Fund’s common stock beneficially owned (unless otherwise indicated) as of April 25, 2012, by (1) any person known to the Fund to be the beneficial owner of more than 5% of the outstanding shares of the Fund’s common stock, (2) each director/director nominee of the Fund, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group.

The number of shares beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 25, 2012, or within 60 days after April 25, 2012, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total		Percent of Class Outstanding
Fraser Atkinson(1)	1,889	970,087	971,976		9.20%
Alessandro Benedetti(1) (2)	—	1,370,087	1,370,087		12.97%
Richard F. Bergner	—	—	—		—
Kenneth I. Denos	15,754	—	15,754	*
Paula T. Douglass(3)	301,555	—	301,555		2.86%
Sam P. Douglass(4)	669,414	—	669,414		6.34%
Gregory J. Flanagan	4,514	—	4,514	*
Philip Goldstein, et al(5)	432,282	169,865	602,147		5.70%
Henry W. Hankinson	—	—	—		—
John A. Hardy(1)	—	970,087	970,087		9.18%
L’Sheryl D. Hudson(6)	—	—	—		—
Robert L. Knauss	30,670	—	30,670	*
Christian Kruppa(7).	850,000	—	850,000		8.05%
Gabriel Lahyani(8).	850,000	—	850,000		8.05%
Bertrand des Pallieres(1)	60,369	970,087	1,030,456		9.76%
All directors/director nominees and executive officers as a group (10 persons)	113,196	1,370,087	1,483,283		14.04%

*	Indicates less than one percent.
(1)	Includes 970,087 shares held directly by Mobiquity Investments Limited and Versatile Systems Inc. Each individual disclaims beneficial ownership of the securities held directly by Mobiquity Investments Limited and Versatile Systems Inc. and nothing herein shall be construed as an admission that such individual is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any such securities.
(2)	Also includes 400,000 shares held directly by EB Finance S.A. Mr. Benedetti disclaims beneficial ownership of the securities held directly by EB Finance S.A. and nothing herein shall be construed as an admission that Mr. Benedetti is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any such securities.
(3)	Includes (a) 301,555 shares held directly by Ms. Douglass and (b) 53,986 shares held by a trust of which Ms. Douglass is a beneficiary. Ms. Douglass’ business address is 3229 Groveland Lane, Houston, Texas 77019.
(4)	Includes (a) 565,583 shares held by trusts for the benefit of Mr. Douglass’ family and (b) 52,257 shares held by a trust of which Mr. Douglass is a beneficiary. Mr. Douglass’ business address is 3229 Groveland Lane, Houston, Texas 77019.
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(5)	Includes shares beneficially held by Philip Goldstein, Andrew Dakos, Bulldog Investors, and Brooklyn Capital Management. The power to dispose of and vote these securities resides either with Mr. Goldstein, Mr. Dakos, or with clients.
(6)	Ms. Hudson serves as the Fund’s Vice President and Chief Financial Officer. Ms. Hudson is not a director or director nominee of the Fund.
(7)	Includes 850,000 shares held directly by Khan Investments Ltd. which is owned and controlled by Mr. Kruppa. Mr. Kruppa’s business address is RAK Offshore, P.O. Box 333 558, Dubai, United Arab Emirates.
(8)	Includes 850,000 shares held directly by Kekovia Enterprises Company Limited which is owned and controlled by Mr. Lahyani. Mr. Lahyani’s business address is Panteli Katelari, 16, Diagoras House, 7th Floor, P.C. 1097, Nicosia, Cyprus.

Section 16(a) beneficial ownership compliance

Under the federal securities laws, our directors, executive officers, and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Fund and the SEC. Specific due dates for these reports have been established by regulation. Based solely upon a review of reports furnished to the Fund and written representations of certain persons that no other reports were required, we believe that all of our directors and executive officers complied during 2011 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the fiscal year 2011 compensation policy for our named executive officers (“NEOs”). Our Compensation Committee determines the compensation terms for our Chief Executive Officer and the Board determines the fees that may be charged by our Secretary and Chief Compliance Officer for his services. Our Chief Executive Officer determines compensation for all other NEOs. This section explains how compensation decisions were made for our NEOs during the year. The discussion below also addresses the principal elements of our approach to compensation.

Our NEOs are compensated with a view to satisfying two objectives: (i) compensating the Fund’s NEOs appropriately for their contributions to the Fund’s growth, profitability and other goals and objectives; and (ii) linking the interests of the Fund’s NEOs to the long-term interests of the Fund’s equity owners. The compensation terms for our NEOs generally recognize both short-term and long-term success but these compensation arrangements also emphasize rewarding the intermediate and long-term performance of our NEOs, as measured by the Fund’s performance and relative shareholder return.

Most of our compensation arrangements with our NEOs consist primarily of two elements: base salary and possible annual cash bonus. In addition, while certain of our executives participate in a defined contribution retirement plan, we do not have any supplemental retirement benefits and generally do not provide perquisites to our executive officers. Our Chief Executive Officer and Secretary, for example, receive no health, retirement, or other employment-related benefits. Accordingly, we believe that the total level of compensation is critical to maintaining the competitiveness of our compensation arrangements, particularly given the absence of supplemental benefits and plans.

We pay base compensation to our NEOs, which constitutes the bulk of their total remuneration. While the NEOs’ initial base compensation is determined by an assessment of competitive market levels, the factors used in determining changes to base compensation include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Fund may pay an annual cash bonus that results in cash payments to our NEOs. The amount of the cash bonus is determined by the individual agreements with our NEOs or by our Chief Executive Officer on a discretionary basis. In the case of our Secretary and Chief Compliance Officer or other members of our Board who provide services to the Fund, the Board has determined an hourly rate of $250.00 for such services. Our Chief Executive Officer is the only NEO with which we have a compensation agreement. The terms of this agreement are summarized on page 14 of this proxy statement.

In determining the structure of our executive compensation policies and the appropriate levels of incentive opportunities, the Compensation Committee or our Chief Executive Officer, as appropriate, considers whether the policies reward reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to protect shareholder returns. We believe that the focus on total compensation provides incentives to create long-term value for shareholders while taking thoughtful and prudent risks to grow the Fund.

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Summary Compensation Table

The following table summarizes the total compensation that the Fund paid during the fiscal years ended December 31, 2011 and 2010 to the NEOs, who are the Chief Executive Officer and the Chief Financial Officer, and our other most highly compensated executive officers who received more than $100,000 in annual compensation from the Fund.

Name and Principal Position	Year	Salary ($)	Bonus($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) ***	Total ($)
John A. Hardy*—CEO	2011 2010	200,000 116,667	150,000 150,000	n/a n/a	n/a n/a	n/a n/a	n/a n/a	― ―	350,000 266,667

Gregory J. Flanagan** —President and CEO	2011 2010	― 16,667	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	― ―	― 16,667

L’Sheryl D. Hudson—CFO	2011 2010	175,000 175,000	8,071 38,804	n/a n/a	n/a n/a	n/a n/a	n/a n/a	5,453 6,519	188,523 218,804

S. Jay Brown—Chief Investment Officer	2011 2010	218,750 183,750	51,115 50,507	n/a n/a	n/a n/a	n/a n/a	n/a n/a	3,938 677	273,803 234,934

Kenneth I. Denos— Secretary and CCO	2011 2010	239,000 215,625	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	― ―	239,000 215,625

*	Mr. Hardy’s base compensation in 2010 was prorated for seven months based on a commencement of service on June 1, 2010.
**	Mr. Flanagan became an officer of the Fund on July 1, 2009, when the Fund internalized its management and operations. He was paid $100,000 on an annualized basis. Mr. Flanagan resigned as a Fund officer on February 16, 2010.
***	Reflects the Fund’s contributions to vested and unvested defined contribution plans of the NEOs.

Report of the Compensation Committee

As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 7 of this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Henry W. Hankinson

Robert L. Knauss

Richard F. Bergner

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GOVERNANCE OF THE FUND

How is the Fund’s management structured?

The Board of Directors changed the Fund’s operations to an internalized management structure on July 1, 2009. This means that, unlike many closed-end funds and business development companies, the Fund now directly employs its management team and incurs the costs and expenses associated with Fund operations. There is no outside investment advisory organization providing services to the Fund under a fee-based advisory agreement, or an administrative organization charging the Fund for services rendered.

What are the duties of the Board of Directors?

Leadership Structure. The Board provides overall guidance and supervision with respect to the operations of the Fund and performs the various duties specified for directors of business development companies under the Investment Company Act of 1940 (the “1940 Act”). Among other things, the Board supervises Fund management, the custodial arrangements for portfolio securities, the selection of accountants, fidelity bonding, and transactions with affiliates.

The Board meets in regularly scheduled meetings each year. All Board actions are taken by majority vote unless a higher percentage is required by law or the Fund’s certificate of incorporation or by-laws require that the actions be approved by a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Fund—referred to as “independent directors.”

The 1940 Act requires that a majority of the Fund’s directors be independent directors. The Board is currently composed of 9 directors, including 6 independent directors. As discussed below, the Board has established 4 Committees to assist the Board in performing its oversight responsibilities.

The Board has appointed Alessandro Benedetti as its Executive Chairman and John A. Hardy to serve as the Fund’s Chief Executive Officer. In addition to being the principal executive officer of the Fund, one of the Chief Executive Officer’s roles is to set the agenda of the Board and determine what information is provided to the Board with respect to matters to be acted upon by the Board.

The Board has also appointed Robert L. Knauss as its independent Chairman. The independent Chairman presides at all meetings of the Board and leads the Board through its various tasks. The Chairman also acts as a liaison with the Fund’s principal executive officer in carrying out his functions. The Chairman may perform such other functions as may be requested by the Board. The designation of Chairman does not impose on such independent director any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Fund has determined that the Board’s leadership structure is appropriate given the characteristics and circumstances of the Fund, including such items as the business development company requirements, net assets of the Fund, and the committee structure of the Fund.

Risk Oversight. Through the Board’s direct oversight role, and indirectly through its Committees, the Board performs a risk oversight function for the Fund consisting, among other things, of the following activities:

•	General Oversight. The Board meets with representatives of management and key service providers, including the custodian and the independent audit firm of the Fund, to review and discuss the operational activities of the Fund and to provide direction with respect thereto.
•	Compliance Oversight. The Board reviews and approves, as applicable, the compliance procedures of Fund. The Board is informed how the compliance procedures adhere to the operational requirements through its meeting with, and reports received from the Chief Compliance Officer. The Board also discusses the adequacy of internal controls and compliance procedures with the Fund’s Chief Compliance Officer and independent auditors.
•	Investment Oversight. The Board monitors Fund performance during the year through regular performance reports from management with references to appropriate performance measurement indices and the performance of similar funds. The Board receives updates on industry developments and portfolio company matters on a regular basis. The Board also monitors the Fund’s investment practices and reviews the Fund’s investment strategies with management.
•	Valuation Oversight. The Board has approved the valuation methodologies used in establishing the fair value of the Fund’s assets and monitors the accuracy with which the valuations are carried out. The Board receives regular reports on the use of fair value prices and monitors the effectiveness of the valuation procedures.
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What Committees has the Board established?

The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compensation Committee, and a Committee of Independent Directors.

Who are the current Board members and what are their Committee memberships?

The members of the Board of Directors on the date of this proxy statement and the Board Committees on which they serve are identified in the following table:

Director	Audit Committee	Compensation Committee	Committee Of Independent Directors	Governance And Nominating Committee
Alessandro Benedetti, Executive Chairman
Robert L. Knauss, Non-Executive Chairman	*	*	Chair	*
Fraser Atkinson	Chair		*
Richard F. Bergner	*	*	*	Chair
Kenneth I. Denos
Gregory J. Flanagan			*
Henry W. Hankinson		Chair	*	*
John A. Hardy
Bertrand des Pallieres			*

Audit Committee

The charter of the Audit Committee specifies that the purpose of the Audit Committee is to assist the Board in its oversight of the integrity of:

•	The Fund’s financial statements,
•	The Fund’s compliance with legal and regulatory requirements,
•	The independence and qualifications of the Fund’s independent registered public accounting firm, and
•	The performance of the Fund’s internal audit function and independent registered public accounting firm.

In furtherance of the foregoing purpose, the Committee’s authority and responsibilities include to:

•	Review and oversee the Fund’s annual and quarterly financial statements;
•	Discuss with management and the Fund’s independent auditor, as appropriate, earnings press releases and financial information, as well as financial information and earnings guidance provided to analysts and ratings agencies;
•	Recommend, for shareholder approval, the appointment of the Fund’s independent registered public accounting firm, and oversee the compensation, retention, oversight, and other matters relating to the engagement or discharge of the independent registered public accounting firm;
•	Review with management and the independent auditor, as appropriate, any audit problems or difficulties the auditor encountered in the course of the audit work and management’s responses thereto;
•	Discuss with management the Fund’s risk assessment and risk management guidelines and policies, including the Fund’s major financial risk exposures and steps taken by management to monitor and control such exposures;
•	Oversee the Fund’s financial controls and reporting processes;
•	Review the Fund’s financial reporting and accounting standards and principles;
•	Review the performance of the Fund’s internal audit function and the performance of the independent registered public accounting firm;
•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest or adherence to standards of business conduct; and
•	Establish procedures for handling complaints involving accounting, internal accounting controls, and auditing matters.

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The charter of the Audit Committee is available on the Fund’s website (www.equuscap.com). The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its duties. The Committee’s meetings include, whenever appropriate, executive sessions with the Fund’s independent registered public accounting firm without the presence of management.

Each member of the Audit Committee is an independent director within the meaning of SEC regulations and the listing standards of the New York Stock Exchange (“NYSE”). This Committee met 6 times during 2011.

Each member of the Audit Committee is an independent director within the meaning of SEC regulations and the listing standards of the NYSE. Fraser Atkinson, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Committee of the Independent Directors

The functions of the Committee of the Independent Directors are to: recommend to the full Board approval of any management, advisory, or administration agreements; recommend to the full Board any underwriting or distribution agreements; review the fidelity bond and premium allocation; review any joint insurance policies and premium allocation; review and monitor the Fund’s compliance with procedures adopted pursuant to certain rules promulgated under the 1940 Act; and carry out such other duties as the independent directors shall, from time to time, conclude are necessary in the performance of their duties under the 1940 Act.

The Committee of Independent Directors met at regularly scheduled Board Meetings in executive sessions without any members of management present. Each member of this Committee is an independent director within the meaning of SEC regulations and the listing standards of the NYSE.

Compensation Committee

The Compensation Committee is responsible for reviewing and evaluating the compensation of the Fund’s Executive Chairman. In addition, the Committee periodically reviews independent and interested director compensation and recommends any appropriate changes to the Board. Lastly, the Committee produces a report on the Fund’s executive compensation practices and policies for inclusion in the Fund’s proxy statement if required by applicable proxy rules and regulations and makes recommendations to the Board on the Fund’s executive compensation practices and policies. The charter of the Compensation Committee is available on the Fund’s website (www.equuscap.com).

Each member of the Compensation Committee is an independent director within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met once during 2011.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Committee selects individuals for nomination to the Fund’s Board of Directors. In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. The charter of the Governance and Nominating Committee is available on the Fund’s website (www.equuscap.com).

All of the members of the Governance and Nominating Committee are independent directors within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met once during 2011.

How does the Board select nominees for the Board?

The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Fund’s Secretary or any member of the Governance and Nominating Committee in writing in care of Equus Total Return, Inc., Eight Greenway Plaza, Suite 930, Houston, TX 77046. To be considered by the Nominating and Governance Committee, stockholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Fund’s by-laws relating to stockholder nominations as described in “Additional Information—Stockholder Proposals for the 2013 Annual Meeting,” below. Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

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Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors considered by the Committee. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. A Committee member will interview a qualified candidate, and a qualified candidate may meet other directors. The Committee then determines, based on the background information and information obtained in interviews, whether to recommend to the Board that a candidate be nominated to the Board.

The Committee believes a prospective nominee for director should, at a minimum, satisfy the following standards and qualifications and evaluates prospective nominees accordingly:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Fund;
•	The prospective nominee’s standards of integrity, commitment, and independence of thought and judgment;
•	The prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and
•	The extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, diversity, and the need for Audit Committee expertise.

In considering diversity, the Committee considers diversity of background and experience as well as ethnic and other forms of diversity. The Committee does not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather, considers it among the various factors relevant to any particular nominee. After completing the evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

How does the Board determine which directors are considered independent?

When the Board undertook its annual review of director independence, the Board considered transactions and relationships between each director or any member of his immediate family and the Fund. The Board also examined transactions and relationships between directors or their affiliates and members of the Fund’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the Meeting are independent of the Fund and its management with the exception of Alessandro Benedetti, John A. Hardy and Kenneth I. Denos. Mr. Benedetti is an interested director because he serves as the Fund’s Executive Chairman. Mr. Hardy is an interested director because he serves as the Fund’s Chief Executive Officer. Mr. Denos is an interested director because he serves as the Fund’s Secretary.

How often did the Board meet during 2011?

During 2011, the Board met 11 times. Each director, save Mr. Des Pallieres, attended at least 75% of all meetings held by the Board or the committees of the Board on which he served, and 7 of the directors attended all meetings of the Board and committees on which he served. The Fund does not have a policy about directors’ attendance at the annual meeting of stockholders. All directors, save Mr. Hankinson, attended the Fund’s annual meeting of stockholders in June 2011.

How are directors compensated?

During 2011, each independent director received: (i) $5,000 for each quarter served on the Fund’s Board plus $2,000 for each meeting of the directors attended; (ii) $1,000 for participation in each meeting conducted by telephonic conference; (iii) $1,000 for each committee meeting attended; and (iv) reimbursement for all out-of-pocket expenses relating to attendance at such meetings. The chair of the Audit Committee receives $15,000 annually for his service. An annual fee of $15,000 is paid to the Non-Executive Chairman of the Board.

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Interested directors who are not executive officers of the Fund receive director fees for each director meeting attended. Interested directors may serve as directors of portfolio companies and in such capacities may receive and retain directors’ fees and other compensation directly from the portfolio companies.

We may also engage directors to perform various services for the Fund, either on an interim basis or pursuant to a monthly consulting arrangement. In 2011, we paid Fraser Atkinson a fee of $60,000 in lieu of his standard compensation as Chairman of the Audit Committee for additional duties undertaken in connection with the Fund’s review and analysis of its portfolio holdings for the year. Also in 2011, we paid Global Energy Associates, LLC (“GEA”), a consulting firm owned by Henry W. Hankinson, $12,500 pursuant to a consulting agreement with Equus Energy, LLC, in respect of sourcing and reviewing investment opportunities in the energy sector. The agreement with GEA provides for monthly payments of $6,250 in respect of services rendered in connection with the engagement.

Independent/non-officer directors (including those who only served on the Board for part of a year) were paid an aggregate of $293,000 and $263,312 as compensation for the years ended December 31, 2011 and 2010, respectively. The following table set forth compensation that the Fund paid to each person who served as a director during 2011:

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Independent Directors
Fraser Atkinson*	103,000	—	103,000
Richard F. Bergner	49,000	—	49,000
Gregory J. Flanagan	41,000	—	41,000
Henry W. Hankinson	37,000	—	37,000
Robert L. Knauss	63,000	—	63,000
Bertrand des Pallieres	—	—	—

Interested Directors
Alessandro Benedetti	—	—	—
Kenneth I. Denos	18,000	—	18,000
John A. Hardy	—	—	—

*  Mr. Atkinson’s compensation for 2011 includes a payment of $60,000 as Audit Committee Chairman for additional duties undertaken in connection with the Fund’s review and analysis of its portfolio holdings for the year.

Who are the executive officers of the Fund?

The name, address and age of each executive officer, their position, term of office and length of time served with the Fund, along with certain business information, are set forth in the table below.

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Alessandro Benedetti Eight Greenway Plaza Suite 930 Houston, Texas 77046 Age: 50	Executive Chairman	Indefinite term; Executive Chairman since 2011.	Executive Chairman of the Fund since June 2011; Director of the Fund since May 2010. Mr. Benedetti is currently the CEO of SAE Capital Ltd., which he founded in January 2007. He has also been a Director of Attali Investment Partners Ltd. since October 2010 and a Director of SPQR Capital Holdings S.A. since August 2010; Non-executive director of Cadogan Petroleum plc since August 2010; Non-executive director of Versatile Systems Inc. since December 2008. Over the last 20 years Mr. Benedetti has been involved in the structuring and financing of complex transactions, acting on behalf of companies and governments in North America, Europe, Central Asia and the Middle East. In 2005, he structured and led the acquisition of Wind Telecomunicazioni SpA, based in Italy, which had 16 million wireless subscribers, 1.6 million fixed line customers and 28 million registered internet users. At that time the transaction was the largest leveraged buyout in European history, in a deal valued at over 12 billion Euros.

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John A. Hardy Eight Greenway Plaza Suite 930 Houston, Texas 77046 Age: 60	Chief Executive Officer	Indefinite term; Chief Executive Officer since 2011.	CEO of the Fund since June 2011; Executive Chairman of the Fund from June 2010 to June 2011; Director of the Fund since May 2010; Chairman and Chief Executive Officer of Versatile Systems Inc. (“Versatile”) (technology consulting) since January 1997. Mr. Hardy has had extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions and litigation and resolution of multi-jurisdictional disputes practicing as a Barrister from 1978-1997. Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000.

L’Sheryl D. Hudson Eight Greenway Plaza Suite 930 Houston, Texas 77046 Age: 46	Vice President, CFO, and Treasurer	Indefinite terms; Vice President and CFO since 2006.	Senior Vice President, Chief Financial Officer, and Treasurer since November 2006; Chief Compliance Officer of the Fund from November 2006 to July 2011. Ms. Hudson served as Associate Director of WestLB Asset Management (US), LLC from 2002 to 2006.

Kenneth I. Denos Eight Greenway Plaza Suite 930 Houston, Texas 77046 Age: 44	Director, Secretary, and CCO	Indefinite terms; Secretary since 2010; CCO since 2011; Director since 2007.	Secretary of the Fund since 2010 and a Director of the Fund since 2007. Chief Compliance Officer of the Fund since July 2011. Deputy Executive Chairman of London Pacific & Partners, Inc. since August 2009. President of the Fund from December 2007 to June 2009; CEO of the Fund from August 2007 to June 2009; Executive Vice President and Secretary of the Fund from June 2005 until August 2007; CEO of MCC Global NV and its subsidiaries from May 2006 to October 2009; non-executive director of Start Scientific, Inc. from March 2007 to February 2012; non-executive director of Vican Resources, Inc. since December 2011; President of Kenneth I. Denos, P.C. since January 2000; CEO and Chairman of Acadia Group, Inc. since March 2009.

There are no arrangements or understandings between any of the executive officers and any other person pursuant to which any of such officers was or is to be selected as an officer.

Executive Compensation Agreements

During 2010, the Fund entered into a compensation agreement with John A. Hardy, its Chief Executive Officer. The agreement, which remained in effect for 2011, provides for base compensation to Mr. Hardy of $200,000 per annum and an annual bonus based upon achievement of certain criteria. The bonus is subject to an annual cap of $150,000, and any bonus earned that exceeds the cap will be carried over into subsequent fiscal years. For fiscal 2011, Mr. Hardy voluntarily waived his right to $735,562 of earned, but unpaid, bonus. Therefore, no bonus earned for this period will be carried over into subsequent fiscal years. If the consulting agreement is terminated without cause, as defined therein, Mr. Hardy will be entitled to receive one year’s base consulting fee, together with all bonuses earned up to the date of termination. Mr. Hardy is not entitled to participate in any employee-related benefits, including health, life and disability plans, of the Fund.

Grants of Plan-Based Awards

During 2011, the Fund did not grant any plan-based awards to its executive officers.

Outstanding Equity Awards

As of December 31, 2011, there were no unexercised options, stock that had not vested or equity incentive plan awards for any executive officer of the Fund.

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Options Exercised and Stock Vested

During 2011, there were no stock options, SARs or similar instruments exercised by any executive officer of the Fund and there was no vesting of stock, including restricted stock, restricted stock units or similar instruments by any executive officer of the Fund.

Pension Benefits

The Fund does not have any plan that provides for payments or other benefits at, following, or in connection with the retirement of its executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

During 2011, other than a 401(k) plan for certain employees wherein the Fund provides a match of 3% of employee compensation, the Fund did not have any defined contribution or other plan that provided for the deferral of compensation by any executive officer of the Fund on a basis that was not tax-qualified.

Benefits and Perquisites.

Except for our Executive Chairman, Chief Executive Officer, and Secretary, we provide the opportunity for certain of our named executive officers and other full-time employees to receive certain perquisites and general health and welfare benefits, which consist of life and health insurance benefits, and reimbursement for certain medical expenses.

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PROPOSAL 1—ELECTION OF DIRECTORS

The by-laws of the Fund provide for a minimum of three and a maximum of fifteen directors (a majority of whom must be independent directors). There are nine director nominees (which include six independent director nominees). The Board is not recommending any other director nominees.

The current term of office of all of the Fund’s directors expires at the 2012 annual meeting and upon the election and qualification of their successors in office. The Board proposes that the following nominees be elected for a new term of one year and until their respective successors have been duly elected and qualified or until they resign, die, or are removed from office. Each of the nominees has consented to serve if elected. The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Meeting any nominee is unable or unwilling to serve as a director of the Fund, the persons named as proxies will vote for a substitute nominee designated by the Board. The Fund is the only fund in the fund complex.

Based on a review of the experience, qualifications, attributes and skills of each nominee, including those enumerated in the table below, the Board has determined that each nominee is qualified to serve as a director of the Fund. We invite you to read the summary backgrounds of each of the nominees included in this Proposal section. These qualifications, as well as other qualifications preceding the five-year reporting period in the table below, support the conclusion that each individual should serve as director in light of the Fund’s business and structure.

Nominees for Director

Independent Directors

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships+ Held by Director or Nominee
Fraser Atkinson 355 Burrard St., Ste. 910 Vancouver, B.C. V6C 2G8 Age: 54	Director	Term expires 2012; Director since 2010.	CFO of Versatile Systems Inc. (“Versatile”) (technology consulting) since February 2003, Corporate Secretary of Versatile since October 2003 and Director since November 2003. Mr. Atkinson was involved in both the technology and corporate finance sectors as a partner at KPMG, LLP for over 14 years, having left the firm in September 2002.	None

Richard F. Bergner Eight Greenway Plaza Suite 930 Houston, Texas 77046 Age: 81	Director	Term expires 2012; Director since 2005.	Practicing attorney in Houston, TX for 50 years. Mr. Bergner’s practice includes corporate, investment and real estate issues; he has litigated cases in federal and state court.	None

Gregory J. Flanagan Eight Greenway Plaza Suite 930 Houston, Texas 77046 Age: 66	Director	Term expires 2012; Director since 1992.	Chairman of the Board, CEO and President of the Fund from July 2009 to February 2010. COO of Gallagher Healthcare, Inc. – Houston Branch (insurance brokerage) from 2003 to 2008. Mr. Flanagan also has more than 20 years of commercial banking experience.	None

Henry W. Hankinson 4355 Cobb Parkway Suite 501 J Atlanta, Georgia 30339 Age: 70	Director	Term expires 2012; Director since 2005.	Managing Partner and co-founder of Global Business Associates, LLC, a boutique M&A consulting firm in Atlanta, GA. Mr. Hankinson is a former military officer with engineering and MBA degrees. He has held domestic and international senior executive management positions for over 30 years. In 1993 he moved to Moscow as the senior regional executive for Halliburton / Brown & Root (“HBR”) to establish the oil & gas construction market in the Former Soviet Union. In 1997 he moved to Riyadh, as the senior HBR regional Managing	None

16

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships+ Held by Director or Nominee

			Director of Saudi Arabia. In 1999 he was recruited to become the COO and senior American for a large multi-national conglomerate for the Saudi Royal Family. Based in Riyadh, he was responsible for investment acquisitions and portfolio management. During his career, Mr. Hankinson has served as Chairman, CEO, COO, and Director for both small and multi-national private and public companies.	None

Robert L. Knauss P.O. Box 40 5580 FM 1697 Burton, Texas 77835 Age: 81	Director	Term expires 2012; Director since 1991.	Chairman of the Board of Philip Services Corp. (industrial services) from 1998 to 2003, and Chairman of the Board and CEO of Baltic International USA, Inc. from 1995 to 2003. During the past twenty years, Mr. Knauss has served on the Boards of Directors of eight public companies. Mr. Knauss was the former Dean and Distinguished University Professor of University of Houston Law School and was also Dean of Vanderbilt Law School.	The Mexico Fund, Inc. (investment company)

Bertrand des Pallieres 355 Burrard St., Ste. 910 Vancouver, B.C. V6C 2G8 Age: 45	Director	Term expires 2012; Director since 2010.	Non-executive director of Orco Property Group S.A. since April 2011; Director of SPQR Capital Holdings S.A. since August 2010; Non-executive director of Cadogan Petroleum plc since August 2010; Director of Attali Investment Partners Ltd since March 2010; Non-executive director of Versatile Systems Inc. since December 2008; Director of Euromax Capital Global Finance Ltd. since June 2008; Director of Ofi Infravia Ltd since January 2008; Director of SPQR Capital (Cayman) Ltd since September 2007; Director of SPQR Capital Services Ltd since August 2007; CEO of SPQR Capital LLP, based in London, UK since May 2007; Global Head of Principal Finance and member of the Global Market Leadership Group of Deutsche Bank from 2005 to 2007; from 1992 to 2005, he held various positions at JP Morgan including Global Head of Structured Credit, European Head of Derivatives Structuring and Marketing and Co-head of sales for Europe Middle East and Africa.	None

+	Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the 1940 Act.

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Interested Directors (1)

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships+ Held by Director or Nominee
Alessandro Benedetti Eight Greenway Plaza Suite 930 Houston, TX 77046 Age : 50	Executive Chairman	Term expires 2012; Director since 2010.	Executive Chairman of the Fund since June 2011; Director of the Fund since May 2010. Mr. Benedetti is currently the CEO of SAE Capital Ltd., which he founded in January 2007. He has also been a Director of Attali Investment Partners Ltd. since October 2010 and a Director of SPQR Capital Holdings S.A. since August 2010; Non-executive director of Cadogan Petroleum plc since August 2010; Non-executive director of Versatile Systems Inc. since December 2008. Over the last 20 years Mr. Benedetti has been involved in the structuring and financing of complex transactions, acting on behalf of companies and governments in North America, Europe, Central Asia and the Middle East. In 2005, he structured and led the acquisition of Wind Telecomunicazioni SpA, based in Italy, which had 16 million wireless subscribers, 1.6 million fixed line customers and 28 million registered internet users. At that time the transaction was the largest leveraged buyout in European history, in a deal valued at over 12 billion Euros.

John A. Hardy Eight Greenway Plaza Suite 930 Houston, Texas 77046 Age: 60	Chief Executive Officer and Director	Term expires 2012; Director since 2010.	Chief Executive Officer of the Fund since June 2011; Executive Chairman of the Fund from June 2010 to June 2011; Director of the Fund since May 2010; Chairman and Chief Executive Officer of Versatile Systems Inc. (“Versatile”) (technology consulting) since January 1997. Mr. Hardy has had extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions and litigation and resolution of multi-jurisdictional disputes practicing as a Barrister from 1978-1997. Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000.	None

Kenneth I. Denos Eight Greenway Plaza Suite 930 Houston, Texas 77046 Age: 44	Secretary, Chief Compliance Officer, and Director	Term expires 2012; Director since 2008.	Secretary of the Fund since 2010 and a Director of the Fund since 2007. Chief Compliance Officer of the Fund since July 2011. Deputy Executive Chairman of London Pacific & Partners, Inc. since August 2009. President of the Fund from December 2007 to June 2009; CEO of the Fund from August 2007 to June 2009; Executive Vice President and Secretary of the Fund from June 2005 until August 2007; CEO of MCC Global NV and its subsidiaries from May 2006 to October 2009; non-executive director of Start Scientific, Inc. from March 2007 to February 2012; President of Kenneth I. Denos, P.C. since January 2000; CEO and Chairman of Acadia Group, Inc. since March 2009.	Director of Vican Resources, Inc. since 2011.

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(1)	Interested directors are “interested persons” (as defined in the 1940 Act).
++	Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the 1940 Act.

There are no arrangements or understandings between any of the directors and any other person pursuant to which any of such directors was or is to be selected as a director.

A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

The Board of Directors recommends that each stockholder vote

“For”

each of the Board nominated persons

19

Dollar Range of Equity Securities Beneficially Owned by Current Directors/Director Nominees

Name	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
Independent Directors
Fraser Atkinson	$0-$10,000	$0-$10,000
Richard F. Bergner	None	None
Gregory J. Flanagan	$0-$10,000	$0-$10,000
Henry W. Hankinson	None	None
Robert L. Knauss	$50,001-$100,000	$50,001-$100,000
Bertrand des Pallieres	Over $100,000	Over $100,000

Interested Directors
Alessandro Benedetti	Over $100,000	Over $100,000
Kenneth I. Denos	$10,001-$50,000	$10,001-$50,000
John A. Hardy	None	None

(1)	Based on beneficial ownership as of April 25, 2012.
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PROPOSAL  2—RATIFICATION OF

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Fund’s Audit Committee approved and the Board members unanimously approved and ratified the selection of UHY as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2012. UHY has served as the Fund’s independent accounting firm since September 19, 2005.

UHY LLP personnel work under the direct control of UHY LLP partners and are leased from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

Audit Fees and All Other Fees

Aggregate fees that UHY billed to the Fund for professional services for the years ended December 31, 2011 and 2010 were as follows:

Services Provided	2011	2010
Audit fees(1)	$397,000	$200,355
Audit-related fees	—	—
Tax	—	—
All other	—	—
Total	$397,000	$200,355
(1)	Consists of fees for the audit of our annual financial statements, review of quarterly statements, security counts, and fees for the review and issuance of consents related to our registration statement and amendments thereto.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed by any independent registered public accounting firm engaged by the Fund. Audit services include those typically associated with the annual audit such as evaluation of internal controls. Non-audit services include certain services that are audit-related such as consultations regarding financial accounting and reporting standards, and tax services. Certain services may not be provided by the independent registered public accounting firm to the Fund without jeopardizing the independent registered public accounting firm’s independence. These services are deemed prohibited services and include certain management functions; human resources services; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit. Other services are conditionally prohibited and may be provided if the Audit Committee reasonably concludes that the results of the services will not be subject to audit procedures during an audit of the Fund’s financial statements. These types of services include bookkeeping; financial information systems design and implementation; appraisal or valuation services; actuarial services; and internal audit outsourcing services.

The Audit Committee’s procedures require approval of the engagement of the independent registered public accounting firm for each fiscal year and approval of the engagement by a majority of the Fund’s independent directors. The procedures permit the Audit Committee to pre-approve the provisions of types or categories of non-audit services for the Fund on an annual basis at the time of the firm’s engagement and on a project-by-project basis. At the time of the annual engagement of the Fund’s accounting firm, the Audit Committee is to receive a list of the categories of expected services with a description and an estimated budget of fees. In its pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member determines that the provision of the service is consistent with, and will not impair, the ongoing independence of the independent registered public accounting firm and sets any limits on fees or other conditions it finds appropriate. Non-audit services may also be approved on a project-by-project basis by the Audit Committee consistent with the same standards for determination and information.

The Audit Committee may also designate a member of the Committee to pre-approve non-audit services that have not been pre-approved or changes in non-audit services previously pre-approved. Any actions by the designated member must be ratified by the Audit Committee by the time of its next regularly scheduled meeting. The Fund’s pre-approval procedures are reviewed annually by the Audit Committee and the Fund maintains a record of the decisions made by the Committee pursuant to the procedures.

21

Report of the Audit Committee

As part of its oversight of the Fund’s financial statements, the Committee reviews and discusses with both management and the Fund’s independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. During 2011, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with UHY, the Fund’s independent registered public accounting firm, of matters required to be disclosed pursuant to Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees), including the quality of the Fund’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed with UHY matters relating to its independence, including a review of audit and non-audit fees. UHY has represented to us that it is independent with respect to the Fund within the meaning of the published rules and regulations of the Securities and Exchange Commission (“SEC”).

Based on the review and discussions noted above, the Audit Committee recommended to the Board the inclusion of the Fund’s audited financial statements for the year ended December 31, 2011, in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC. The Audit Committee also recommended to the Board the selection of UHY as the Fund’s independent registered public accounting firm for fiscal year 2012.

Fraser Atkinson

Robert L. Knauss

Richard F. Bergner

The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to ratify the selection of UHY. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may vote uninstructed shares held in street name for this proposal, and their votes will count as present for quorum purposes.

THE BOARD RECOMMENDS A VOTE

“FOR”

UHY AS THE FUND’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2012

22

PROPOSAL 3—ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 7 of this proxy statement describes the Fund’s executive compensation policies and the compensation decisions that the Compensation Committee, Board, and our Chief Executive Officer made in 2011 with respect to the compensation of the Fund’s named executive officers. The Board is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Fund’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.

This proposal, which is sometimes referred to as a “say-on-pay vote,” is provided as required pursuant to Section 14A of the Exchange Act.

As described in the Compensation Discussion and Analysis, the Fund’s executive compensation policies embodies a pay-for-performance philosophy that supports the Fund’s business strategy and aligns the interests of its executives with those of its shareholders, with the objective of attracting, retaining and motivating the best possible executive talent and avoiding risks that would be reasonably likely to have a material adverse effect on the Fund. For these reasons, the Board is asking shareholders to support this proposal. Although the vote the Board is asking you to cast is non-binding, the Compensation Committee and the Board value the views of shareholders and will consider the outcome of the vote when determining future compensation arrangements for the Company’s named executive officers.

The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve this proposal. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

THE BOARD RECOMMENDS A VOTE

“FOR”

THE ADVISORY PROPOSAL TO APPROVE

THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

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PROPOSAL 4—SHAREHOLDER PROPOSAL

FOR THE BOARD OF DIRECTORS TO PROPOSE A SPECIAL MEETING OF EQUUS SHAREHOLDERS

TO CONSIDER AND VOTE ON A PLAN OF LIQUIDATION OF THE FUND

Whereas:

•	The Fund’s long-term performance as an operating business development company has been atrocious, with an NAV loss, including reinvested dividends, of more than 50% since inception vs. a gain of 240% for the S&P 500.
•	The Fund’s short-term performance has also been atrocious, with an NAV loss of 36% (from a reported $5.66 on 3/31/10 to $3.61 on 12/31/11) under current management.
•	The Fund has no credible operating plans, and has had multiple changes in management over the past few years.
•	The Fund’s current size would not allow it to make effective new investments even if it had competent management.
•	The Fund’s proposed rights offering has apparently been denied by regulatory authorities, removing the possibility of growth even through such coercive and dilutive means.
•	The general investment community has indicated its lack of confidence in the Fund by pricing it in the open market at an average of 35% discount since inception.
•	The general investment community has downgraded its confidence level in the Fund by pricing it at an average 41% discount to NAV since the current board took over.
•	The continued operation of the Fund risks further poor investment decisions, and the continued bleeding of cash to pay egregious management and board salaries and to settle shareholder lawsuits with Fund capital.

Therefore, be it Resolved that:

•	Given that the interests of minority, non-insider shareholders can best be preserved through a careful and orderly liquidation of the Fund, the Board of Directors shall, as soon as practicable, propose and put before all shareholders for a vote at a Special Meeting to be scheduled, a Plan of Liquidation, with the following characteristics:
o	The Plan shall take into account the specifics of each Fund holding, and shall aim to maximize the proceeds on behalf of all shareholders by not engaging in a “fire sale” of Fund assets.
o	The Plan shall include an independent third-party valuation of each Fund holding, with the valuation firm to be approved by all shareholders jointly, and by each holder of at least 2% of outstanding shares.
o	The Plan shall include a process whereby the Fund seeks bids for its entire portfolio at once, and compares that bid to the probable value to be realized through individual liquidation of Fund holdings.
o	The Plan shall not involve the sale of any Fund holdings to Fund insiders.
o	The Plan shall contemplate the distribution of cash proceeds to shareholders as soon as practicable following Fund liquidation, including the possibility of staged cash payouts.
o	The Plan shall not include any provision specifically operating to lessen the personal legal liability of any individual currently or formerly involved with Fund management or the Fund’s board.
o	If a governmental agency will agree to serve in such a capacity, the Plan shall include specific oversight of each step by representatives of that agency.

The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve this proposal. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL

The Board of Directors disagrees with the characterization of the facts as put forward in this proposal.

Further, the Board of Directors opposes this proposal because it is not in the best interests of the Fund or its

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shareholders. In order to pursue a plan of liquidation, a receiver would need to be appointed and other steps would need to be taken, all of which would constitute an inordinate expense of the Fund. In addition, the fair values expressed for the Fund’s portfolio interests assume a structured disposition instead of a haphazardly forced liquidation. Certain of the Fund’s portfolio companies operate in cyclical industries, and a sale at an inopportune period within the cycle may garner lower sale prices than if the sale were effected in the ordinary course. Moreover, since public disclosure of the liquidation would be required, counterparties to the sale could negotiate terms which were disadvantageous to the Fund.

When current management was appointed in June 2010, we inherited a portfolio that was beset with formidable obstacles. We have nevertheless sought to transform the Fund from its previous state and undertake new growth initiatives, with a three-fold strategy of (i) stabilizing the Equus portfolio and reducing costs, (ii) monetizing underperforming investments and enhancing liquidity to enable more meaningful investments, and (iii) finding ways to utilize non-cash resources of the Fund.

The Fund has incurred significant legal expenses incidental to the disposition (or rehabilitation) of our various portfolio holdings, legal matters affecting the Fund in respect of previous portfolio holdings, a costly proxy contest in 2010, and litigation principally related to the effects of internalization of Fund management. These legal expenses, which we strive to minimize, are legacies of the previous portfolio and its management, and would comprise a substantial component of the Fund’s expense ratio in any event.

In the past two years, we have also sought to minimize personnel costs, trimming these expenses by approximately $421,000 per year, or 43.2% of total personnel costs. In addition, four of our Directors, three of whom were appointed at the time of our change of management, do not receive annual fees for their service on our Board. Even with our reduced staff, we have nevertheless managed to stabilize the Fund and monetize existing holdings of underperforming assets. When we initially became involved with the Fund, we realized that a majority of the Fund’s portfolio holdings did not possess any significant appreciation potential over the long term and/or did not generate any cash returns. Much of the “income” generated by these portfolio companies in prior periods consisted of paid-in-kind interest that was not actually received by the Fund but was instead capitalized together with the outstanding principal owed. Consequently, we commenced efforts to sell these holdings as going concerns in negotiated private transactions. Since June 2010, we have been able to sell or retire seven of the Fund’s portfolio holdings and receive cash principal and interest payments from other portfolio investments, enabling the Fund to receive over $18 million in cash. Monetization of this portfolio, whether as part of an ongoing operation or in liquidation, will nonetheless require intensive management. Without the required attention and emphasis, certain of these holdings could substantially diminish in value. The shareholder proposal should not be adopted because it will subject the Fund and its shareholders to additional risks including, in particular, a risk that these portfolio holdings would be sold, if at all, at prices substantially lower than their fair value.

Importantly, we also looked for ways to utilize non-cash resources of the Fund. In May 2011, we were able to acquire 8,890 4% bonds due May 2012 (“Bonds”) issued by Orco Germany S.A., a commercial and multi-family residential real estate holding company and developer based in Berlin. We also received $1,609,539 in cash from the selling bondholders. The consideration provided to the selling bondholders consisted of an aggregate of 1,700,000 newly issued shares of common stock of the Fund. This transaction enabled us to simultaneously increase the amount of cash held by the Fund and make a significant investment for the benefit of our shareholders.

We have also undertaken new initiatives in the energy sector. Recently, we formed Equus Energy Fund, L.P., a Delaware limited partnership focused on making investments in companies in the energy sector, with particular emphasis on oil & gas properties and services. Equus Energy Fund, L.P. is intended to be managed by Equus Energy, LLC, a wholly-owned subsidiary of the Fund which also will serve as the general partner.

We remain committed to growing the Fund and its portfolio investments for the benefit of our shareholders. The proponent argues for a liquidation of the Fund, but given the labor intensive efforts needed to dispose of Fund holdings, such a proposal is not practicable and would subject the Fund and its shareholders to unnecessary costs of administration, in addition to the risks that such holdings would be sold for substantially less than their fair value. For these reasons, we do not believe that the Fund’s interests, or the interests of our shareholders, would be best served by approving this proposal.

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PROPOSAL 5—SHAREHOLDER PROPOSAL

REGARDING AN OUTSIDE REVIEW OF EQUUS TOTAL RETURN

It has been proposed that, in light of the Fund’s performance, discount to NAV, and expense ratio, that the Fund retain an independent firm to conduct a review of the Fund and make recommendations on how to improve the Fund’s performance.

The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve this proposal. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL

The Board of Directors opposes this proposal because it is not in the best interests of the Fund or its shareholders. The appointment of an outside consulting firm would incur unnecessary expense and constitute an unproductive allocation of our management’s time and attention. As part of our efforts to improve the Fund’s performance, we are actively seeking ways to minimize expenses, including a substantial reduction in staff over the previous two years. We receive and consider recommendations on a regular basis from our management, Board of Directors, independent auditors, professional service providers, and other third parties. Given the present size of Equus, the engagement of a firm to review the Fund would not be a cost-effective means of improving performance but would instead add additional expenses that are disproportionate to any potential benefit. For these reasons, we do not believe that the Fund’s interests, or the interests of our shareholders, would be best served by approving this proposal.

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OTHER MATTERS

The Board knows of no other matter that is likely to come before the Meeting. However, if any other matter properly comes before the Meeting, the individuals named as proxy holders will vote in accordance with their discretion on such matters.

In the event that sufficient votes in favor of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the annual meeting, the holders of a majority of the shares of the Fund, present in person or represented by proxy, although not constituting a quorum, may adjourn the Meeting.

ANNUAL AND QUARTERLY REPORTS

A copy of the Fund’s 2011 Annual Report to Stockholders and copies of the Fund’s quarterly reports on Form 10-Q are available without charge upon request. Please direct your request to Equus Total Return, Inc., Attention: Investor Relations, Eight Greenway Plaza, Suite 930, Houston, TX 77046, or call our proxy solicitor Georgeson, Inc., toll-free at (866) 741-9588. Copies also may be requested through the Fund’s website at www.equuscap.com. (Information contained on the Fund’s website is not incorporated into this proxy statement.) Copies are also posted via EDGAR on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2013 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2013 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Fund’s Secretary must receive stockholder proposals no later than December 31, 2012. Proposals should be sent to the Fund, at Eight Greenway Plaza, Suite 930, Houston, TX 77046, Attention: President. Submission of a stockholder proposal does not guarantee inclusion in the Fund’s proxy statement or form of proxy because certain SEC rules must be met.

In addition, under our by-laws no business may be brought before a stockholder meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered an appropriate notice to the Fund’s Secretary. To be properly brought before such a meeting a stockholder must deliver a written notice to the Fund at the address set forth in the following paragraph of the stockholder’s intention to present a proposal (containing certain information specified in the by-laws about the stockholder and the proposed action) not less than 60 nor more than 90 days’ prior to the meeting. However, in the event less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such notice to be timely must be received not later than the close of business on the fifth day following the day on which such notice is mailed or such public disclosure was made.

Stockholder proposals with respect to Director nominations require written notice of your intent to make such a nomination either by personal delivery or by U.S. mail, postage prepaid, to Kenneth I. Denos, Secretary, Equus Total Return, Inc., Eight Greenway Plaza, Suite 930, Houston, TX 77046, within the time limits described above for delivering a stockholder proposal notice and comply with the information requirements in our by-laws relating to Director nominations by stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Fund’s proxy statement.

The proxy solicited by the Board of Directors for the 2013 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Fund is provided with notice of such proposal no later than December 31, 2012.

A copy of the full text of the by-law provisions discussed above may be obtained by writing to the Corporate Secretary, Eight Greenway Plaza, Suite 930, Houston, TX 77046 and is included as an exhibit to the Fund’s annual report on Form 10-K for the period ended December 31, 2011 as filed with the SEC via EDGAR on March 16, 2012.

Communications with the Board. Interested parties who wish to communicate directly with the Board, or specified individual directors may do so by writing to the Board or individual directors in care of the Chairman, Equus Total Return, Inc., Eight Greenway Plaza, Suite 930, Houston, TX 77046. At the direction of the Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Independent Directors,” “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Committee of Independent Directors.

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Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board. Concerns relating to accounting, internal controls, or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Corporate Governance. The Fund is a Delaware corporation subject to the provisions of the Delaware General Corporation Law (“DGCL”). The Fund’s day-to-day operations and requirements as to the place and time, conduct, and voting, at a meeting of stockholders are governed by the Fund’s certificate of incorporation and by-laws, the provisions of the DGCL, the provisions of the 1940 Act and NYSE rules. The Fund has adopted a code of business conduct and ethics applicable to our Directors, officers (including our principal executive officer, principal financial officer and controller) and employees. Our code of business conduct and ethics meets NYSE listing standard requirements and the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. A copy of our certificate of incorporation and by-laws, corporate governance guidelines, and the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees may be obtained by writing to the Secretary, Equus Total Return Inc., Eight Greenway Plaza, Suite 930, Houston, TX 77046. Our code of business conduct and ethics, corporate governance guidelines and committee charters are also available by accessing the Fund’s website at www.equuscap.com. (Information contained on the Fund’s website is not incorporated into this proxy statement.) In the event that the Fund amends or waives any provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer or controller, we intend to disclose the same on the Fund’s website at www.equuscap.com.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited Georgeson, Inc. on behalf of the Board of Directors of the Fund. The cost of soliciting proxies in the enclosed form will be paid by the Fund and is estimated to cost $150,000. Officers and regular employees of the Fund may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, or electronic means. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. We will, upon request, reimburse brokerage firms and others for their responsible expenses in forwarding solicitation material to the beneficial owners of stock.

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EQUUS TOTAL RETURN, INC. EIGHT GREENWAY PLAZA SUITE 930 HOUSTON, TX 77046

VOTE BY INTERNET - http://proxy.georgeson.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-877-456-7915

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUUS TOTAL RETURN, INC.			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE						number(s) of the nominee(s) on the line below
“FOR” THE ELECTION OF DIRECTORS

Vote On Directors			☐	☐	☐

1.	Election of the nine nominees listed below to the Board of Directors:

Nominees:

	01) Fraser Atkinson	06) Henry W. Hankinson
	02) Alessandro Benedetti	07) John A. Hardy
	03) Richard F. Bergner	08) Robert L. Knauss
	04) Kenneth I. Denos	09) Bertrand des Pallieres
05) Gregory J. Flanagan

Proposals
						For	Against	Abstain
2.	To ratify the selection of UHY as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2012.					☐	☐	☐

3.	To approve, in a non-binding vote, the compensation paid to the Fund’s executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.					☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE FOLLOWING PROPOSALS:

4.	For the Board of Directors to propose a special meeting of Equus shareholders to consider and vote on a Plan of Liquidation of the Fund.					☐	☐	☐

5.	To retain an independent firm to conduct a review of the Fund and make recommendations on how to improve Fund performance.					☐	☐	☐

THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTER TO COME BEFORE THE MEETING. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING WITH RESPECT TO WHICH THE FUND WAS NOT PROVIDED NOTICE ON OR BEFORE MAY 7, 2012, THE PROXIES WILL HAVE DISCRETION TO VOTE THE PROXY ON SUCH MATTER IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://www.equuscap.com/investor_reports.htm.

EQUUS2

EQUUS TOTAL RETURN, INC.

Eight Greenway Plaza, Suite 930, Houston, TX 77046

This Proxy is Solicited by the Board of Directors of Equus Total Return, Inc. (the “Fund”)

for the Annual Meeting of Stockholder on June 26, 2012

The undersigned hereby constitutes and appoints John A. Hardy and Fraser Atkinson, and each or any of them, as proxies. with full power of substitution and revocation, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of the Fund to be held on June 26, 2012, at 10:00 a.m. EDT, at Goodwin Procter LLP, The New York Times Building, 26th Floor, 620 Eighth Avenue, New York, NY 10018 and any adjournment or postponement thereof (the “Annual Meeting”) and to vote the shares of Common Stock, $.001 par value per share, of the Fund (“Shares”), standing in the name of the undersigned on the books of the Fund on May 23, 2012, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting.

The undersigned hereby acknowledges previous receipt of the Notice of Internet Availability of Proxy Materials, setting forth information on how to access the Notice of Annual Meeting of Stockholders and the Proxy Statement on the Internet, and hereby revokes any proxy or proxies heretofore given by the undersigned.

If you have not voted via the Internet or by telephone,

please sign, date and return promptly in the enclosed envelope.

Continued and to be signed on the reverse side

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